UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2014

Ryerson Holding Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-34735

(Commission File Number)

26-1251524

(I.R.S. Employer Identification No.)

227 West Monroe, 27th Floor, Chicago, IL 60606

(Address of principal executive offices and zip code)

(312) 292-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On October 31, 2014, Stephen P. Larson was elected to the board of directors (the “Board”) of Ryerson Holding Corporation (the “Company”). The Board elected to increase the size of the Board from five to six members and appointed Mr. Larson to fill the vacancy. Mr. Larson, 58, will serve as a Class II director. Mr. Larson was also appointed to the Board’s audit committee in place of Mr. Jacob Kotzubei.

Mr. Larson completed a 35 year career with Caterpillar Inc. in 2014 after holding multiple positions in the areas of accounting, finance, marketing and logistics. His senior leadership positions for Caterpillar included roles as Product Manager; Regional Manager for Canada and the Eastern United States; Vice President, Caterpillar Financial Services Asia Pacific; Caterpillar Logistics President- Americas region; and Vice President, Caterpillar Inc. and President and Chairman of Caterpillar Logistics, a wholly owned subsidiary of Caterpillar Inc. Mr. Larson previously served for six years as a Commissioner on the board of the Metropolitan Airport Authority of Peoria, IL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 5, 2014

RYERSON HOLDING CORPORATION

By:	/s/ Edward J. Lehner
Name:	Edward J. Lehner
Title:	Chief Financial Officer and Executive Vice President